As filed with the Securities and Exchange Commission on May 21, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIQTECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1431677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Industriparken 22C, DK2750 Ballerup, Denmark

(Address of Principal Executive Offices)

Claus Toftegaard
Chief Financial Officer
c/o LiqTech North America Inc.
1804 Buerkle Road
White Bear Lake, MN 55110
(651) 773-5850 (telephone number)
+45 4593 4983 (facsimile number)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Clayton E. Parker, Esq.

Matthew Ogurick, Esq.

John C. Scarborough, Jr., Esq.

K&L Gates LLP

200 South Biscayne Boulevard, Suite 3900

Miami, Florida 33131

Telephone: 305.539.3300
Facsimile: 305.358.7095

Approximate Date of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒333-220496

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$2,677,500	$324.51
(1)

LiqTech International, Inc. (the “Registrant”) previously registered the offering and sale of securities with an aggregate offering price not to exceed $20,000,000 on a Registration Statement on Form S-3 (File No. 333-220496), which was filed by the Registrant on September 15, 2017, amended on October 11, 2017 and declared effective on October 23, 2017 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act, the offering and sale of an additional amount of securities having a proposed maximum aggregate offering price of $2,677,500 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement (which maximum offering price is $13,387,500 following the offering conducted under the Prior Registration Statement on April 12, 2018). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act as of May 20, 2019.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-220496) originally filed with the Commission by LiqTech International, Inc. (the “Registrant”) on September 15, 2017, amended on October 11, 2017 and declared effective on October 23, 2017 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same classes as were included in the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act, the offering and sale of an additional amount of securities having a proposed maximum aggregate offering price of $2,677,500 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement (which maximum offering price is $13,387,500 following the offering conducted under the Prior Registration Statement on April 12, 2018). The contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto are hereby incorporated by reference.

EXHIBIT INDEX

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit	Location
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Sadler, Gibb & Associates, LLC	Filed herewith
23.2	Consent of Gregory & Associates, LLC	Filed herewith
23.3	Consent of Snell & Wilmer L.L.P.	(included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney	(included in the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ballerup, Denmark on May 21, 2019.

LIQTECH INTERNATIONAL, INC.

By:	/s/ Sune Mathiesen
Name:	Sune Mathiesen
Title:	Chief Executive Officer, Principal Executive Officer and Director

We, the undersigned officers and directors of LiqTech International, Inc., do hereby constitute and appoint Sune Mathiesen and Claus Toftegaard, and each of them singly (with full power to each of them to act alone) our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title	Date
/s/ Sune Mathiesen	Chief Executive Officer, Principal Executive Officer and Director	May 21, 2019
Sune Mathiesen

/s/ Mark Vernon	Chairman of the Board of Directors	May 21, 2019
Mark Vernon

/s/ Claus Toftegaard	Chief Financial Officer, Principal Financial and Accounting Officer	May 21, 2019
Claus Toftegaard

/s/ Peyton Boswell	Director	May 21, 2019
Peyton Boswell

/s/ Alexander J. Buehler	Director	May 21, 2019
Alexander J. Buehler

/s/ Peter Leifland	Director	May 21, 2019
Peter Leifland

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